Exhibit 2(b)(vix)

UNSECURED NOTE PAYABLE

CAD $74,555 Toronto, Ontario
 March 10, 2015

FOR VALUE RECEIVED, LiveReel Media Corporation (“LiveReel” or the “Borrower”), a Canadian Corporation hereby covenants and promises to pay to Baymount Incorporated (“Baymount” or the “Lender”), in the manner hereinafter provided, the principal sum of seventy-four thousand and five hundred and fifty-five Canadian dollars plus accrued interest (CAD $74,555) (the “Note”).

The Note shall be unsecured and due on demand. The Note will be subject to twelve percent (12%) interest per annum, such interest will accrue monthly and will be added to the principal.

Except as otherwise expressly provided herein, any notice, report or other communication which may be or is required to be given or made pursuant to this Agreement shall be in writing and shall be deemed to have been validly served, given or hand delivered or sent by facsimile, or other electronic communication, or three (3) days after deposit in the mail with Canada Post, with proper first class postage prepaid and addressed to the party to be notified or to such other address as any party hereto may designate for itself by like notice, as follows:

if to the Borrowers, at:

LiveReel Media Corporation
70 York Street
Suite 1610
Toronto, ON
M5J 1S9
Attention:  Ashish Kapoor
Email: a2kapoor@gmail.com

if to the Lender, at:

Baymount Incorporated
1901-130 Adelaide Street West
Toronto, ON
M5H 3P5
Attention:  J. Graham Simmonds
Email: jgrahamsimmonds@gmail.com

This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the Province of Ontario, and the laws of Canada applicable therein.

[signature page follows]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the date and at the place first above written.

LIVEREEL MEDIA CORPORATION

By: /s/ Ashish Kapoor
Name: Ashish Kapoor
Title: Chief Financial Officer

BAYMOUNT INCORPORATED

By: /s/ J. Graham Simmonds
Name: J. Graham Simmonds
Title: Chief Executive Officer